Exhibit 4.1

[GRAPHIC OMITTED]


             NUMBER                                    SHARES


                               CATHAYONLINE, INC.
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA


PAR VALUE $0.001                                       CUSIP NO. 14915R 105
COMMON STOCK



THIS CERTIFIES THAT         SPECIMEN CERTIFICATE-VOID


is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001
                                     EACH OF

                               CATHAYONLINE, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.



                                             DATED:

                                             Countersigned and Registered:

                                                  SIGNATURE STOCK TRANSFER, INC.
                                                  (Dallas, Texas) Transfer Agent

                                             By
PRESIDENT

                                                  Authorized Signature